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                                                                  Exhibit 17 (d)

                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

                   NICHOLAS-APPLEGATE EMERGING COUNTRIES FUND

                                600 WEST BROADWAY
                           SAN DIEGO, CALIFORNIA 92101


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 24, 2005


       I (we), having received notice of the meeting and the Prospectus/Proxy Statement, appoint Horacio A. Valeiras, Charles H. Field, Jr. and Deborah A. Wussow, and each of them, my (our) attorneys with full power of substitution in them and each of them and in my (our) name(s) to attend the Meeting of Shareholders to be held on March 24, 2005, at 10:00 a.m., Pacific time, at the offices of Nicholas-Applegate Institutional Funds (the "Trust"), 600 West Broadway, San Diego, California 92101, and any adjourned session or sessions thereof, and there to vote and act upon the following matter as more fully described in the accompanying Proxy Statement in respect of all shares of the Fund which I (we) will be entitled to vote or act upon, with all the powers I
(we) would possess if personally present.

       IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

   NOTE: In signing, please write name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.



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Signature



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Signature

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___________________________, 200_

Date

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE FOLLOWING PROPOSAL:

1. To approve a Plan of Reorganization and Termination under which Nicholas-Applegate Emerging Markets Opportunities Fund ("EMO Fund"), a series of the Trust, would acquire all of the assets of Nicholas-Applegate Emerging Growth Fund (the "Target"), another series of the Trust, in exchange solely for shares of equal value of, and identical class as, EMO Fund.